Exhibit (a)(1)(iii)

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Interests

In

UBS MULTI-STRAT FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated April 24, 2009

If you do not wish to sell any of your interests, please disregard this Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY PNC GLOBAL INVESTMENT SERVICING
INC. EITHER BY MAIL OR BY FAX BY THE END OF THE
DAY ON THURSDAY, MAY 21, 2009, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete The Last Page Of This Letter Of Transmittal And Fax

Or Mail In The Enclosed Postage-Paid Envelope To:

UBS Alternative Investments US

c/o PNC Global Investment Servicing Inc.

P.O. Box 857

Claymont, Delaware 19703-9911

Attn: Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Letter of Transmittal to PNC Global Investment Servicing Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to UBS Multi-Strat Fund, L.L.C., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 24, 2009 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase the limited liability company interest in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s limited liability company interest in the Fund will be purchased.

The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund’s Administrator, PNC Global Investment Servicing Inc. (“PNC”), to receive any Letter of Transmittal or other document. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.

Investors are responsible for confirming receipt of this Letter of Transmittal and, therefore, must contact PNC at the address and phone number set forth above. Please allow 48 hours for this Letter of Transmittal to be processed prior to contacting the Administrator to confirm receipt. If you fail to confirm receipt of this Letter of Transmittal, there can be no assurance that your tender will be accepted by the Fund.

Payment of the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, will consist of one or two promissory notes which will be held for the undersigned by PNC. Cash payments due pursuant to a promissory note will be deposited directly to the undersigned’s brokerage account at UBS Financial Services if the undersigned has a UBS Financial Services account, and, upon a withdrawal of such payment from such account, UBS Financial Services will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account. The undersigned recognizes that the portion of any cash payment pursuant to a promissory note representing a contingent payment of a portion of the purchase price will be based on the unaudited estimated net asset value as of June 30, 2009, of the limited liability company interest or portion thereof tendered, and will be determined upon completion of the audit of the Fund’s financial statements for calendar year 2009, which is anticipated to be completed not later than 60 days after the Fund’s fiscal year end, and will be paid in cash within approximately ten days thereafter, or on such earlier date as the Fund’s Directors may determine.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

UBS MULTI-STRAT FUND, L.L.C.

If you do not want to sell your limited liability company interest at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you choose to tender, you are responsible for confirming that PNC Global Investment Servicing Inc. (“PNC”) has received your documents by the tender Expiration Date. Please allow 48 hours for your Letter of Transmittal to be processed prior to contacting the Administrator to confirm receipt. To assure good delivery, please send this page to PNC and not to your Financial Advisor. This Letter of Transmittal must be received by PNC either by mail or by fax by the end of the day on Thursday, May 21, 2009, at 12:00 midnight, New York Time, unless the offer is extended.

Please fax or mail (this page only) in the enclosed postage-paid envelope to:

UBS Alternative Investments US
c/o PNC Global Investment Servicing Inc.
P.O. Box 857
Claymont, DE 19703-9911
Attn: Tender Offer Administrator

For additional information:

Phone:  (877) 431-1973
Fax:       (302) 793-8201
              (302) 793-8202

Part 1. Name:
Name of Investor: ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
SS# or Taxpayer ID #: ☐☐☐ ☐☐ ☐☐☐☐ Phone #: ☐☐☐ ☐☐☐ ☐☐☐☐
UBS Financial Services Brokerage Account # (if applicable): ☐☐ ☐☐☐☐☐ ☐☐

Part 2. Amount of Interests in the Fund to be Tendered:
☐	Entire limited liability company interest.
☐	Portion of limited liability company interest expressed as a specific dollar value. $____________

Subject to maintenance of a minimum limited liability company interest equal to $50,000 ($25,000 for certain eligible investors who are identified in the Fund’s Prospectus) (the “Required Minimum Balance”). The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Amounts payable are subject to pro ration as described in the Offer to Purchase.

Part 3. Signature(s):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name and Title of Co-Signatory: